                        GRANITE STATE ENERGY, INC.
                               Balance Sheet
                           At September 30, 1997
     (expressed in millions, rounded to hundred thousands of dollars)
                     (Unaudited, subject to adjustment)

                                  ASSETS
                                  ------
    Current assets:
     Cash                                                           $ 0.1
     Customer accounts receivable and unbilled revenue                                             0.1
                                                          -----
      Total assets                                                  $ 0.2
                                                          =====


                LIABILITIES AND PARENT COMPANY'S INVESTMENT
                -------------------------------------------

   Parent company's investment:
     Common stock, par value $1 per share, and
      subordinated notes payable to parent                          $ 0.5

     Accumulated deficit                                             (0.3)
                                                          -----

      Total liabilities and parent company's investment                                          $ 0.2
                                                          =====
